Exhibit 99.1

STEC Announces First Quarter 2010 Results

SANTA ANA, Calif., May 6, 2010 (GlobeNewswire via COMTEX) — STEC, Inc. (Nasdaq:STEC) announced today the Company’s financial results for the first quarter ended March 31, 2010.

Revenue for the first quarter of 2010 was $38.8 million, a decrease of 38.9% from $63.5 million for the first quarter of 2009 and a decrease of 63.4% from $106.0 million for the fourth quarter of 2009.

GAAP gross profit margin was 34.0% for the first quarter of 2010, compared to 36.3% for the first quarter of 2009 and 50.9% for the fourth quarter of 2009. GAAP diluted loss per share from continuing operations was $0.11 for the first quarter of 2010, compared to GAAP diluted earnings per share of $0.07 for the first quarter of 2009 and $0.47 for the fourth quarter of 2009.

Non-GAAP gross profit margin was 34.2% for the first quarter of 2010, compared to 39.8% for the first quarter of 2009 and 51.0% for the fourth quarter of 2009. Non-GAAP diluted loss per share from continuing operations was $0.08 for the first quarter of 2010, compared to non-GAAP diluted earnings per share of $0.17 for the first quarter of 2009 and $0.51 for the fourth quarter of 2009. GAAP results in the first quarter of 2010 included employee stock compensation, restructuring costs and employee severance.

Business Outlook

“The first quarter of 2010 was a challenging quarter as anticipated; however, we exceeded our original projections including both revenue and EPS guidance while continuing to generate positive cash flow from operations,” said Manouch Moshayedi, STEC’s Chairman and Chief Executive Officer. “Previously, we had stated that the first half of 2010 would be a trough period for our business due to an inventory carryover from 2009 into this year by our largest customer. While we don’t have full visibility into customer inventory levels, we have now received indications that the inventory situation has been substantially resolved, including receipt of new purchase orders for deliveries of our ZeusIOPS during the current quarter. We have also been encouraged by the recent introduction of automated data tiering software by certain Enterprise customers, a development which we believe will support broader adoption of SSDs within the Enterprise environment and lead to increased activity from other customers.”

Guidance

“We currently expect second quarter of 2010 revenue to range from $48 million to $50 million with diluted non-GAAP earnings per share to range from $0.00 to a loss per share of $0.03.”

Conference Call

STEC will hold an open conference call to discuss results for the first quarter 2010. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380) (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the gray “Nasdaq:STEC” tab at the top of the home page at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of solid-state drive technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state drive knowledge and experience to deliver the industry’s most comprehensive line of solid-state drives to the storage industry.

For information about STEC and to subscribe to the Company’s “Email Alerts” service, please visit our web site at www.stec-inc.com, click the “Nasdaq:STEC” tab at the top of the page and then click “Email Alerts.”

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, employee stock compensation, employee severance, IP litigation costs, special charges for restructuring and class action securities and derivative action litigation costs. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax restructuring and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter’s non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning future adoption of SSDs within the Enterprise environment, anticipated increased activity from STEC’s customers, the expected resolution of STEC’s inventory carryover situation by its largest customer, and expected second quarter 2010 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2010	December 31, 2009
ASSETS:
Current Assets:
Cash and cash equivalents	$148,546	$135,658
Short-term investments	9,998	10,000
Accounts receivable, net of allowances of $2,663 at March 31, 2010 and $3,557 at December 31, 2009	19,701	78,373
Inventory	63,117	42,739
Other current assets	3,975	2,840

Total current assets	245,337	269,610

Leasehold interest in land	2,532	2,543
Property, plant and equipment	37,733	39,911
Intangible assets	235	292
Goodwill	1,682	1,682
Other long-term assets	4,995	5,076
Deferred income taxes	11,676	6,448

Total assets	$304,190	$325,562

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$14,198	$29,911
Accrued and other liabilities	11,449	14,070

Total current liabilities	25,647	43,981

Long-term income taxes payable	3,059	2,986

Total liabilities	28,706	46,967

Commitments and contingencies	—	—
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,336,326 shares issued and outstanding as of March 31, 2010 and 50,284,438 shares issued and outstanding as of December 31, 2009	50	50
Additional paid-in capital	156,329	154,087
Retained earnings	119,105	124,458

Total shareholders’ equity	275,484	278,595

Total liabilities and shareholders’ equity	$304,190	$325,562

STEC, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2009
Net revenues	$38,809	$63,536
Cost of revenues	25,623	40,503

Gross profit	13,186	23,033

Sales and marketing	3,796	4,772
General and administrative	6,939	7,366
Research and development	9,654	5,520
Special charges	(66)	1,177

Total operating expenses	20,323	18,835

Operating (loss) income	(7,137)	4,198
Other expense	(134)	(12)

(Loss) income from continuing operations before income taxes	(7,271)	4,186
(Benefit) provision for income taxes	(1,918)	992

(Loss) income from continuing operations	(5,353)	3,194
Discontinued operations:
Loss from operations of Consumer Division	—	(356)
Benefit for income taxes	—	141

Loss from discontinued operations	—	(215)

Net (loss) income	$(5,353)	$2,979

Net (loss) income per share:
Basic:
Continuing operations	$(0.11)	$0.07
Discontinued operations	—	(0.01)

Total	$(0.11)	$0.06

Diluted:
Continuing operations	$(0.11)	$0.07
Discontinued operations	—	(0.01)

Total	$(0.11)	$0.06

Shares used in per share computation:
Basic	50,314	48,434

Diluted	50,314	49,063

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP (loss) income from continuing operations and non-GAAP diluted (loss) earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility, (b) employee stock compensation expense, (c) employee severance, (d) IP litigation costs, (e) special charges related to restructuring costs and (f) class action securities and derivative action litigation costs. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a)	The Malaysia facility start-up costs relate primarily to expenses associated with our manufacturing facility in Penang, Malaysia in which construction was completed in 2008. During 2008 and the first quarter of 2009, we used this facility to train production employees, obtain facility certifications such as ISO certification, install the necessary accounting and information systems and conduct customer audits to better prepare for the full-scale transition of our U.S. operations to Malaysia in 2009. As full-scale production was not completely transitioned to Malaysia until the second quarter of 2009, management believes excluding Malaysia start-up costs from our operations for the reporting periods through the first quarter of 2009 provides investors with a better means of evaluating our current operations. Starting in the second quarter of 2009, we no longer treat costs incurred for our Malaysia operations as a non-GAAP item since the transition of operations and integration of the Malaysia facility was substantially completed during the second quarter of 2009.

b)	Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, “Compensation—Stock Compensation,” have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

c)	Employee severance relates to one-time costs incurred related to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

d)	Intellectual property litigation costs relate to a patent infringement suit filed against us by a competitor on April 14, 2008. We filed our answer to the lawsuit asserting affirmative defenses of non-infringement, invalidity and counter-claimed for a declaratory judgment of non-infringement, invalidity, and unenforceability for all patents in question plus legal fees and costs. In February 2009, the lawsuit was mutually dismissed by both parties and no further costs have been incurred by the Company related to this matter after the first quarter of 2009. Management believes that legal and consulting fees incurred in conjunction with this lawsuit for the periods presented should be excluded when evaluating core operations since management believes these costs are non-recurring.

e)	Special charges relate to a restructuring plan that we implemented during the first quarter of 2009. These charges included expenses related to a reduction in our workforce and asset impairment charges. The special charges primarily impacted U.S. based operations and employees as part of the overall transition of certain operations to our facility in Penang, Malaysia. The restructuring plan was substantially completed by the end of 2009. Management believes that costs incurred in connection with the restructuring plan which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

f)	In the fourth quarter of 2009 and first quarter of 2010, certain class action securities complaints and shareholder derivative actions were filed against the Company and certain officers and directors of the Company. Under our Directors and Officers insurance policies, we are required to pay a deductible of $500,000 for the initial attorneys’ fees and costs incurred related to these lawsuits. After the first $500,000 of attorneys’ fees and costs are incurred, and until our policy limits are exhausted, our insurance carriers, subject to their reservations of rights to deny or limit coverage, should be responsible for covering a substantial portion of the attorneys’ fees and costs associated with our defense of these actions. Management believes the insurance policy deductible is a non-recurring expense and should be excluded when evaluating core operations for fourth quarter of 2009.

STEC, INC.

Schedule Reconciling GAAP (Loss) Income From Continuing Operations to Non-GAAP (Loss) Income From Continuing Operations

($ in thousands, except per share amounts)

(unaudited)

	For the Quarters Ended
	March 31,	March 31,	December 31,
	2010	2009	2009
GAAP (loss) income from continuing operations	$(5,353)	$3,194	$24,508

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Malaysia facility start-up costs (a)	$—	$2,249	$—
Employee stock compensation (b)	91	21	89

	91	2,270	89

Excluded from operating expenses:
Malaysian facility start-up costs (a)	$—	$1,635	$—
Employee stock compensation (b)	1,762	606	1,824
Employee severance (c)	84	—	—
IP litigation costs (d)	—	1,249	—
Special charges - restructuring costs (e)	(66)	1,177	(126)
Securities and derivative action litigation costs (f)	—	—	500

	1,780	4,667	2,198

Total non-GAAP adjustments before income tax	1,871	6,937	2,287
Income tax effect on non-GAAP adjustments	(494)	(1,644)	(464)

Net effect of adjustments to GAAP net income	1,377	5,293	1,823

Non-GAAP (loss) income from continuing operations	$(3,976)	$8,487	$26,331

GAAP diluted (loss) earnings per share from continuing operations	$(0.11)	$0.07	$0.47
Impact of non-GAAP adjustments on diluted earnings per share	$0.03	$0.10	$0.04

Non-GAAP diluted (loss) earnings per share from continuing operations	$(0.08)	$0.17	$0.51

(a) - (f) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(unaudited)

	For the Quarters Ended
	March 31, 2010	March 31, 2009	December 31, 2009
GAAP gross profit	34.0%	36.3%	50.9%
Effect of reconciling item on gross profit	0.2%	3.5%	0.1%

Non-GAAP gross profit	34.2%	39.8%	51.0%

STEC, INC.

Selected Non-GAAP Financial Information

($ in thousands)

(unaudited)

	For the Quarters Ended
	March 31,	March 31,	December 31
	2010	2009	2009
GAAP gross profit	$13,186	$23,033	$53,926
Malaysia facility start-up costs (a)	—	2,249	—
Employee stock compensation (b)	91	21	89

Non-GAAP gross profit	$13,277	$25,303	$54,015

(a) - (b) Refer to the corresponding footnotes above.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: STEC, Inc.

CONTACT:

STEC, Inc.

Mitch Gellman, Vice President of Investor Relations

(949) 260-8328

ir@stec-inc.com